Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

FISCAL 2020 FIRST QUARTER RESULTS

NEW YORK, N.Y., November 8, 2019 - The Madison Square Garden Company (NYSE: MSG) today reported financial results for the fiscal first quarter ended September 30, 2019.

For the fiscal 2020 first quarter, the Company generated revenues of $214.8 million, a decrease of 2% as compared to the prior year quarter. The Company also generated an operating loss of $89.3 million and an adjusted operating loss of $41.1 million, as compared to an operating loss of $50.8 million and an adjusted operating loss of $9.9 million for the first quarter of fiscal 2019.(1)(2) This was primarily due to higher expenses in Corporate and Other, mainly the result of increased employee compensation related to Corporate and the Company’s MSG Sphere initiative, as well as additional expenses in MSG Sphere-related content development and technology. In addition, results for the MSG Sports segment include a significant charge related to a player waiver recorded during the fiscal 2020 first quarter.

Executive Chairman and CEO James L. Dolan said, “We expect fiscal 2020 to be a defining year as we move forward with our proposed spin-off and plans for MSG Sphere in Las Vegas. We firmly believe the separation of our sports and entertainment businesses would better highlight the unique value of our assets and brands, while enabling both new companies to pursue their own distinct business plan. In addition, we are continuing to make significant progress on the construction of MSG Sphere in Las Vegas. We remain confident that we are executing on a strategy that positions our Company for long-term growth and value creation for shareholders.”

Results from Operations

Segment results for the quarters ended September 30, 2019 and 2018 are as follows:

	Revenues			Operating Income (Loss)			Adjusted Operating Income (Loss)
$ millions	F’Q1 2020	F’Q1 2019	% Change	F’Q1 2020	F’Q1 2019	% Change	F’Q1 2020	F’Q1 2019	% Change
MSG Entertainment	$159.0	$163.0	(2)%	$(2.6)	$1.7	NM	$6.2	$9.0	(31)%
MSG Sports	56.0	55.4	1%	(20.2)	(4.1)	NM	(13.7)	0.6	NM
Corporate and Other (3)	(0.3)	(0.2)	NM	(60.9)	(43.4)	(40)%	(33.7)	(19.5)	(73)%
Purchase accounting adjustments	—	—	NM	(5.7)	(5.0)	(13)%	—	—	NM

Total Company	$214.8	$218.1	(2)%	$(89.3)	$(50.8)	(76)%	$(41.1)	$(9.9)	NM

Note: Does not foot due to rounding

(1)	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.
(2)	The Company records TAO Group’s operating results in its consolidated statements of operations on a three-month lag basis.
(3)

Corporate and Other primarily consists of i) unallocated corporate general and administrative costs, including professional fees for initiatives such as the Company’s proposed spin-off of its Entertainment business; ii) unallocated venue-related depreciation and amortization expense; iii) MSG Sphere personnel, technology and content development; and iv) inter-segment eliminations.

MSG Entertainment

For the fiscal 2020 first quarter, MSG Entertainment revenues of $159.0 million decreased 2%, as compared to the prior year period. During the prior year first quarter, the Company hosted a large-scale special event at Radio City Music Hall, but did not host a comparable event during the fiscal 2020 first quarter. In addition, the wind-down of Obscura Digital’s third-party business impacted the year-over-year comparability of revenue results. These decreases were mostly offset by higher event-related revenues from concerts and higher revenues at TAO Group.

Fiscal 2020 first quarter operating income decreased by $4.3 million to a loss of $2.6 million and adjusted operating income decreased by $2.8 million to $6.2 million, both as compared to the prior year period. This primarily reflects the decrease in revenues and higher selling, general and administrative expenses, partially offset by lower direct operating expenses. The increase in selling, general and administrative expenses was primarily due to higher employee compensation and related benefits and higher professional fees, partially offset by lower costs related to Obscura Digital and the absence of pre-opening expenses for TAO Group. The decrease in direct operating expenses primarily reflects lower Obscura Digital costs, the absence of a large-scale special event at Radio City Music Hall, as well as other net expense decreases, partially offset by higher expenses related to concerts and higher TAO Group costs.

MSG Sports

For the fiscal 2020 first quarter, MSG Sports revenues of $56.0 million increased 1%, as compared to the prior year period. This primarily reflects higher revenues from other live sporting events, slightly offset by a decrease in ticket-related revenues, which includes the impact of the absence of New York Liberty games as the professional sports franchise was sold in January 2019.

Fiscal 2020 first quarter operating loss increased by $16.1 million to $20.2 million and adjusted operating income decreased by $14.2 million to a loss of $13.7 million, both as compared to the prior year period. This primarily reflects higher direct operating expenses and selling, general and administrative expenses, slightly offset by the increase in revenues. The increase in direct operating expenses was primarily driven by a $10.2 million charge related to a player waiver recorded during the fiscal 2020 first quarter, partially offset by other net expense decreases. The increase in selling, general and administrative expenses was primarily due to higher employee compensation and related benefits.

Corporate and Other

For the fiscal 2020 first quarter, Corporate and Other’s operating loss of $60.9 million and adjusted operating loss of $33.7 million increased by $17.5 million and $14.2 million, respectively, both as compared with the prior year period. The increased loss reflects higher employee compensation related to Corporate and the Company’s MSG Sphere initiative, as well as additional expenses in MSG Sphere-related content development and technology.

Other Matters

The Company yesterday announced that its board of directors has unanimously approved pursuing a revised plan for the proposed separation of its sports and entertainment businesses. The Company is now pursuing a spin-off of its entertainment businesses from its sports businesses and, as part of this revised structure, the entertainment company would not retain an equity interest in the sports company. The proposed transaction is still expected to be completed during the first quarter of calendar 2020, subject to certain conditions.

About The Madison Square Garden Company

The Madison Square Garden Company (MSG) is a world leader in live sports and entertainment experiences. The company presents or hosts a broad array of premier events in its diverse collection of iconic venues: New York’s Madison Square Garden, Hulu Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; the Forum in Inglewood, CA; and The Chicago Theatre. Other MSG properties include legendary sports franchises: the New York Knicks (NBA) and the New York Rangers (NHL); two development league teams - the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and esports teams through Counter Logic Gaming, a leading North American esports organization, and Knicks Gaming, MSG’s NBA 2K League franchise. In addition, the Company features the popular original production - the Christmas Spectacular Starring the Radio City Rockettes - and through Boston Calling Events, produces New England’s preeminent Boston Calling Music Festival. Also under the MSG umbrella is Tao Group Hospitality, a world-class hospitality group with globally-recognized entertainment, dining and nightlife brands including Tao, Marquee, Lavo, Avenue, Beauty & Essex and Cathédrale. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits, 4) gains or losses on sales or dispositions of businesses and 5) the impact of purchase accounting adjustments related to business acquisitions. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash.

We believe adjusted operating income (loss) are appropriate measures for evaluating the operating performance of our business segments and the Company on a consolidated basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns EVP and Chief Communications Officer The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Senior Vice President, Investor Relations & Treasury The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 6172498

Conference call replay number is 855-859-2056 / Conference ID Number 6172498 until November 15, 2019

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
Revenues	$214,782	$218,135
Direct operating expenses	132,464	123,909
Selling, general and administrative expenses	142,645	115,321
Depreciation and amortization	28,991	29,690

Operating loss	(89,318)	(50,785)
Other income (expense):
Earnings (loss) in equity method investments	(1,473)	10,525
Interest income	7,316	7,174
Interest expense	(1,841)	(4,033)
Miscellaneous income, net	5,078	3,767

Loss from operations before income taxes	(80,238)	(33,352)
Income tax expense	(428)	(696)

Net loss	(80,666)	(34,048)
Less: Net loss attributable to redeemable noncontrolling interests	(163)	(513)
Less: Net loss attributable to nonredeemable noncontrolling interests	(522)	(1,323)

Net loss attributable to The Madison Square Garden Company’s stockholders	$(79,981)	$(32,212)

Basic loss per common share attributable to The Madison Square Garden Company’s stockholders	$(3.36)	$(1.36)
Diluted loss per common share attributable to The Madison Square Garden Company’s stockholders	$(3.36)	$(1.36)
Basic weighted-average number of common shares outstanding	23,827	23,708
Diluted weighted-average number of common shares outstanding	23,827	23,708

THE MADISON SQUARE GARDEN COMPANY

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•

Share-based compensation. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under our employee stock plan and non-employee director plan in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

•

Purchase accounting adjustments. This adjustment eliminates the impact of various purchase accounting adjustments related to business acquisitions, primarily favorable / unfavorable lease agreements of the acquiree.

	Three Months Ended
	September 30,
	2019	2018
Operating loss	$(89,318)	$(50,785)
Share-based compensation	16,891	10,189
Depreciation and amortization (1)	28,991	29,690
Other purchase accounting adjustments	2,332	1,013

Adjusted operating loss	$(41,104)	$(9,893)

(1)	Includes depreciation and amortization related to purchase accounting adjustments.

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended
	September 30,
	2019	2018	% Change
MSG Entertainment	$159,007	$162,953	(2)%
MSG Sports	56,034	55,352	1%
Inter-segment eliminations	(259)	(170)	NM

The Madison Square Garden Company Total	$214,782	$218,135	(2)%

OPERATING INCOME (LOSS) AND ADJUSTED OPERATING INCOME (LOSS)

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Three Months Ended September 30,			Three Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
MSG Entertainment	$(2,552)	$1,717	NM	$6,238	$9,040	(31)%
MSG Sports	(20,230)	(4,126)	NM	(13,660)	588	NM
Corporate and Other	(60,862)	(43,367)	(40)%	(33,682)	(19,521)	(73)%
Purchase accounting adjustments	(5,674)	(5,009)	(13)%	—	—	NM

The Madison Square Garden Company Total	$(89,318)	$(50,785)	(76)%	$(41,104)	$(9,893)	NM

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	September 30, 2019	June 30, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$952,186	$1,086,372
Restricted cash	31,349	31,529
Short-term investments	104,597	108,416
Accounts receivable, net	120,880	96,856
Net related party receivables	1,528	1,483
Prepaid expenses	82,134	45,150
Other current assets	43,085	43,303

Total current assets	1,335,759	1,413,109
Investments and loans to nonconsolidated affiliates	64,252	84,560
Property and equipment, net of accumulated depreciation and amortization of $791,031 and $766,065 as of September 30, 2019 and June 30, 2019, respectively	1,456,055	1,380,392
Right-of-use lease assets	251,346	—
Amortizable intangible assets, net	172,607	220,706
Indefinite-lived intangible assets	176,485	176,485
Goodwill	392,513	392,513
Other assets	112,617	95,786

Total assets	$3,961,634	$3,763,551

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS (continued)

(Dollars in thousands)

(Unaudited)

	September 30, 2019	June 30, 2019
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable	$26,398	$25,009
Net related party payables, current	4,109	19,048
Current portion of long-term debt, net of deferred financing costs	4,792	6,042
Accrued liabilities:
Employee related costs	77,319	137,660
Other accrued liabilities	214,599	211,403
Operating lease liabilities, current	51,426	—
Collections due to promoters	65,104	67,212
Deferred revenue	416,475	293,410

Total current liabilities	860,222	759,784
Related party payables, noncurrent	172	172
Long-term debt, net of deferred financing costs	47,378	48,556
Operating lease liabilities, noncurrent	198,709	—
Defined benefit and other postretirement obligations	33,920	41,318
Other employee related costs	66,862	62,015
Deferred tax liabilities, net	79,399	79,098
Other liabilities	62,526	66,221

Total liabilities	1,349,188	1,057,164

Commitments and contingencies
Redeemable noncontrolling interests	67,464	67,627
The Madison Square Garden Company Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,353 and 19,229 shares outstanding as of September 30, 2019 and June 30, 2019, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of September 30, 2019 and June 30, 2019	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of September 30, 2019 and June 30, 2019	—	—
Additional paid-in capital	2,819,449	2,845,961
Treasury stock, at cost, 1,094 and 1,219 shares as of September 30, 2019 and June 30, 2019, respectively	(186,583)	(207,790)
Retained earnings (accumulated deficit)	(50,978)	29,003
Accumulated other comprehensive loss	(56,602)	(46,923)

Total The Madison Square Garden Company stockholders’ equity	2,525,535	2,620,500
Nonredeemable noncontrolling interests	19,447	18,260

Total equity	2,544,982	2,638,760

Total liabilities, redeemable noncontrolling interests and equity	$3,961,634	$3,763,551

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
Net cash used in operating activities	$(34,234)	$(44,672)
Net cash used in investing activities	(74,236)	(94,503)
Net cash used in financing activities	(23,946)	(16,632)
Effect of exchange rates on cash, cash equivalents and restricted cash	(1,950)	400

Net decrease in cash, cash equivalents and restricted cash	(134,366)	(155,407)
Cash, cash equivalents and restricted cash at beginning of period	1,117,901	1,256,620

Cash, cash equivalents and restricted cash at end of period	$983,535	$1,101,213